UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

(Amendment No.             )

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PHI, Inc.

(Name of Registrant As Specified In Its Charter)

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PHI, Inc.

2001 SE Evangeline Thruway

Lafayette, Louisiana 70508

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2012

To the Holders of Voting Common Stock of PHI, Inc.:

The 2012 Annual Meeting of Stockholders of PHI, Inc. (“PHI”) will be held at Lafayette Hilton & Towers (Magnolia Room), 1521 West Pinhook Road, Lafayette, Louisiana, on Friday, May 4, 2012, at 8:00 a.m., local time, to:

1.   Elect directors.

2.  Approve the PHI, Inc. Long-Term Incentive Plan.

3.  Ratify the appointment of Deloitte & Touche as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

4.  Transact such other business as may properly be brought before the meeting or any adjournments thereof.

Holders of record of PHI’s voting common stock at the close of business on April 5, 2012 are entitled to notice of and to vote at the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Michael J. McCann Secretary

Lafayette, Louisiana

April 12, 2012

Important Notice Regarding the Availability of materials for the Annual Meeting to be held on May 4, 2012: The Company’s Information Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available at www.proxydocs.com/phii.

PHI, Inc.

2001 SE Evangeline Thruway

Lafayette, Louisiana 70508

INFORMATION STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

May 4, 2012

This Information Statement is furnished to holders of voting common stock (“Voting Stock”) of PHI, Inc. (“PHI” or the “Company”) at the direction of its Board of Directors (the “Board”) in connection with the Annual Meeting of Stockholders of PHI (the “Meeting”) to be held on May 4, 2012, at the time and place set forth in the accompanying notice and at any adjournments thereof.

Holders of record of Voting Stock at the close of business on April 5, 2012 are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,852,616 shares of Voting Stock, each of which is entitled to one vote, and 12,458,992 shares of non-voting common stock, none of which are entitled to vote at the Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed to stockholders on or about April 12, 2012. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so doing.

ELECTION OF DIRECTORS

Our Amended and Restated By-Laws (the “By-laws”) establish the number of directors constituting the Board and to be elected at the Meeting at seven. Al A. Gonsoulin, our Chairman of the Board and Chief Executive Officer, holds more than a majority of PHI’s outstanding Voting Stock, and his vote alone is sufficient to decide all matters to be voted on at the Meeting. Mr. Gonsoulin has informed PHI that he intends to vote all of his shares for (i) the election of the seven persons identified below who have been nominated to serve on our Board; (ii) approval of the PHI, Inc. Long-Term Incentive Plan; and (iii) ratifying the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2012. As a result, the outcome of those votes is assured, no matter how the other holders of Voting Stock vote their shares. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, or is unwilling to serve, the By-laws provide that the number of authorized directors will be reduced automatically by the number of such nominees unless the Board, by a majority vote of the entire Board, selects an additional nominee.

Nomination of Directors

The Board does not have a nominating committee or other committee performing similar functions. The Marketplace Rules of the NASDAQ Stock Market (“NASDAQ “) provide that a “controlled company” is exempt from having its director nominees selected by a nominating committee. A controlled company is defined, in part, as a company of which more than 50% of the voting power is held by an individual. As Mr. Gonsoulin owns over 50% of the Company’s Voting Stock, PHI is a “controlled company” within the definition of the NASDAQ Marketplace Rules, and the Board believes that it is appropriate for PHI not to have a nominating committee. The full Board does, however, approve all nominees, and a stockholder who wishes for the Board to consider an individual as a director nominee should communicate that desire in writing to the Chairman of the Board at the Company’s address. Similarly, a stockholder who wishes to communicate with the Board on any other subject should direct such communication to the Secretary of the Company at the Company’s address. The Secretary will be responsible for disseminating all such communications to the Board, or to a specific member of the Board, as appropriate, depending on the facts described in such communication.

In addition to suggesting candidates to the Board, stockholders may nominate candidates directly by following the Board nomination procedure set forth in the By-laws. Under this procedure, a stockholder wishing to make a nomination must provide written notice to the Company’s Secretary containing all information about the proposed nominee required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation or employment, class and number of shares beneficially owned and entitled to vote at the meeting, and such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. Also, the stockholder must include his or her own name, address, and class and number of shares beneficially owned and entitled to vote at the meeting. Upon receipt of a stockholder’s nomination, our Secretary will appoint two independent inspectors to determine whether these procedures were satisfied. To be timely, a stockholder’s notice must be addressed to the Secretary, and delivered to us, or mailed and received by us not less than 45 nor more than 90 days before the meeting. If we provide less than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.

Our Board identifies potential nominees for director, other than current directors standing for re-election, through business and other contacts. Our Board does not have a formal policy with regard to the consideration of director candidates nominated by our other stockholders. Our Board primarily considers a nominee’s business experience, career positions held and particular areas of expertise and whether the nominee and would contribute to the diversity of experience and skills of our Board as a whole. There is no difference in the manner in which the Board evaluates nominees for director based on whether the nominee is recommended by a stockholder or by a member of our Board.

Information about Directors and Executive Officers

The following table sets forth certain information as of April 5, 2012, with respect to each candidate nominated by the Board. All director nominees were recommended by our Chairman of the Board. The information below includes the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director, and includes any directorships of public companies held during the past five years. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. Our Board has determined, using criteria established by NASDAQ and the Securities and Exchange Commission (the “SEC”), that each director nominee other than Messrs. Bospflug and Gonsoulin is independent.

Name and Age	Principal Occupation or Position	Year First Became a Director

Directors and Nominees
Al A. Gonsoulin, 69	Chairman of the Board and Chief Executive Officer of PHI	2001
Lance F. Bospflug, 57	President and Chief Operating Officer of PHI	2001
Arthur J. Breault, Jr., 72	Tax lawyer and consultant	1999
Didier Keller, 65	Consultant	2011
C. Russell Luigs, 79	Consultant	2002
Richard H. Matzke, 75	Consultant	2002
Thomas H. Murphy, 57	Member, Murco Oil & Gas, LLC (oil & gas production and investments)	1999

MR. AL A. GONSOULIN, Chairman and Chief Executive Officer of PHI, has been Chairman since September 2001, when he acquired a controlling interest in PHI. He was appointed Chief Executive Officer of PHI following the resignation of Mr. Lance Bospflug in May 2004. Prior to joining PHI, Mr. Gonsoulin was President of Sea Mar, a division of Nabors Industries.

Mr. Gonsoulin has spent his career working in the oil and gas industry worldwide. He is well acquainted with both major and independent drilling and production companies. He founded Sea Mar, a vessel company serving the offshore oil and gas industry worldwide, which he later sold. Mr. Gonsoulin’s experience is and has been essential to the positioning of PHI for long term performance.

MR. LANCE F. BOSPFLUG joined PHI in October 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer, and from 1999 to 2000 Chief Executive Officer, of T.L. James & Company, Inc. Mr. Bospflug resigned as President and Chief Executive Officer of PHI in May 2004, and was self-employed until August 2008 when he was employed by PHI for special projects, reporting directly to Mr. Gonsoulin. On February 23, 2009, Mr. Bospflug was appointed Chief Operating Officer, and effective April 1, 2010, he was appointed President.

Mr. Bospflug has significant leadership experience at our company, providing him with a comprehensive knowledge of our business and industry, and was also Chief Executive Officer at T.L. James & Company, a construction company performing various highway and bridge construction projects. His experience as a chief financial officer also gives him a strong background in financial and accounting matters. Mr. Bospflug’s career has provided the managerial, strategic, and financial experience necessary to develop and execute our strategic plans.

MR. ARTHUR J. BREAULT, JR. was a partner with Deloitte & Touche LLP for more than 16 years concentrating in tax matters. Since that time, Mr. Breault has been self-employed as a tax attorney. He also has had a distinguished career with the Internal Revenue Service primarily focused on complex tax issues. Additionally, he is an attorney and a member of the Massachusetts and Louisiana Bars.

Mr. Breault’s career with the Internal Revenue Service and with an international public accounting firm provides him with extensive and in-depth knowledge in accounting, financial and tax matters in a wide range of industries. He has published numerous articles with respect to complex tax issues and has had numerous speaking engagements. Mr. Breault also serves as Chairman of the Compensation Committee.

MR. DIDIER KELLER served as Chief Executive of SBM Offshore N.V., a Dutch public company serving the offshore oil and gas industry on a global basis by supplying engineered products, vessels and systems, and offshore oil and gas production services, from 2004 until his retirement in May 2008. He joined SBM Offshore (formerly IHC Caland N.V.) in 1977, and during the next 31 years held positions of increasing responsibility in project management, business development, marketing, sales, and management, including serving as President of SBM Offshore’s American subsidiary from 1991 to 1994. Since May 2008, he has been engaged as an independent consultant in the oil and gas industry, and currently serves as a Supervisory Director of Dietsmann NV, a privately-held company headquartered in the Netherlands and a leading independent provider of integrated operation and maintenance services for oil, gas, and LNG production facilities and power plants. Mr. Keller graduated from the civil engineering school ESTACA in Paris in 1969 and holds a PhD French equivalent degree in aeronautics.

MR. C. RUSSELL LUIGS retired from GlobalSantaFe, Inc. in September 2002. He was President and Chief Executive Officer of Global Marine from the time he joined that company in 1977 until 1998. Prior to joining Global Marine, Mr. Luigs was President and Chief Operating Officer of U.S. Industries, which he joined as a petroleum engineer in 1957. He was also Chairman of the Board of Global Marine from 1982 until 1999, and Chairman of the Executive Committee of the Board of Global Marine from 1999 until its merger with Santa Fe International Corporation in 2001. He continued as Director of GlobalSantaFe until May 2005.

Mr. Luigs has had a career primarily in the offshore drilling industry and also has extensive experience throughout the oil and gas industry. Having been the Chief Executive Officer of Global Marine, a public company providing offshore drilling services primarily in the Gulf of Mexico, offshore West Africa and the North Sea, for over 20 years, he has a comprehensive understanding of the operational, financial and strategic issues affecting PHI. Mr. Luigs brings to the Board demonstrated ability at the most senior levels of a public company.

MR. RICHARD H. MATZKE retired from ChevronTexaco, Corp. in February 2002, where he had served as Vice Chairman of the Board since January 2000 and as a member of the Board since 1997. From November 1989 through December 1999, Mr. Matzke served as President of Chevron Overseas Petroleum Inc., where he was responsible for directing Chevron’s oil exploration and production activities outside of North America. Mr. Matzke was employed by Chevron Corporation and its predecessors and affiliates from 1961 through his retirement in 2002. From 2002 to 2010 Mr. Matzke served as a director of LUKOIL, one of Russia’s largest oil companies with operations worldwide. Since his retirement from ChevronTexaco, he has provided consulting services to companies in the oil and gas industry.

Mr. Matzke’s extensive career with ChevronTexaco, a publicly-traded major international oil and gas company, provides operational, financial and strategic experience critical to addressing the issues affecting the Company. Mr. Matzke’s experience also brings to the Board a demonstrated ability at the most senior levels of a public company.

MR. THOMAS H. MURPHY has been a co-owner and the manager of Murco Oil and Gas LLC, a company with interests in oil and gas exploration and production onshore in the U.S., for the last ten years. He is the former president of Murco Drilling Corporation, a U.S. onshore drilling contractor specializing in drilling oil and gas wells throughout the Gulf Coast at depths ranging from 10,000 to 25,000 feet, which was sold in 1998.

Among other civic and charitable activities, Mr. Murphy has been Treasurer and is currently Chairman of the Investment Committee for the LSU Health Sciences Foundation  —  Shreveport. He holds an MBA from Emory University and has twice completed the Stanford Law School Directors’ College Program for directors and senior executives of publicly traded companies. Mr. Murphy is a member of the National Association of Corporate Directors and he is a past member of Young Presidents’ Organization.

Mr. Murphy has been responsible for developing and implementing successful strategies for companies in the oil and gas industry, and has extensive experience addressing operational, financial and accounting matters. He has a deep understanding of the oil and gas industry and of issues facing public companies and their boards. Mr. Murphy also serves as Audit Committee Chairman.

The following table sets forth certain information as of April 5, 2012 with respect to our executive officers who do not serve on our Board.

Name and Age	Principal Position	Year First Became an Executive Officer

Executive Officers
Michael J. McCann, 64	Chief Financial Officer and Secretary(1)	1998
Richard A. Rovinelli, 64	Chief Administrative Officer and Director of Human Resources(2)	1999
David F. Stepanek, 46	Director of Corporate Business Development(3)	2011

(1)

Mr. McCann has served as Chief Financial Officer since November 1998 and our Secretary since March 2002. He previously served as our Treasurer from November 1998 to May 2007. From January 1998 to October 1998, he was the Chief Financial Officer for Global Industries Ltd. and Chief Administrative Officer from July 1996 to January 1998. Prior to that, he was Chief Financial Officer for Sub Sea International, Inc. Mr. McCann is a Certified Public Accountant. On March 1, 2012, Mr. McCann informed PHI that he intends to retire in 2012 from all positions with the Company and its subsidiaries, upon the Company’s retention of his replacement in 2012.

(2)

Mr. Rovinelli joined us in February 1999 as Director of Human Resources and became our Chief Administrative Officer in December 1999. Mr. Rovinelli previously served as Manager, Human Resources for Arco Alaska, Inc., Headquarters Staff Manager, Human Resource Services, Arco Oil and Gas Company, as well as numerous other positions within Arco.

(3)

Mr. Stepanek became our Director of Corporate Business Development in January 2011. He previously served as Director of Special Projects from May 2010 until assuming his new position. Prior to joining PHI he served as Chief Marketing Officer for The Era Group from March 2007 until March of 2010. Prior to joining The Era Group, he spent nearly 20 years with Sikorsky Aircraft in various roles, including technical services, customer service, sales and marketing.

Meetings of the Board

During the year ended December 31, 2011, the Board held seven meetings (three by telephone conference). Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he was a member.

The Board does not have a policy regarding Board member attendance at the annual stockholders meeting, but such meeting is normally held in conjunction with a regularly scheduled Board meeting in order to make attendance at both convenient. All Board members attended the 2011 annual meeting.

Board Committees

Our Board has an Audit Committee, whose current members are Messrs. Breault, Keller, Luigs, Matzke and Murphy (Chairman). This committee held five meetings (one by telephone conference) during 2011.

The functions of the Audit Committee include:

•

Appoints (subject to shareholder ratification) the Company’s independent auditor, and is directly responsible for the compensation and oversight of the work of the independent auditor, who reports directly to the Audit Committee

•	Oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements

•	Oversees the independence of the Company’s independent auditor

•	Pre-approves all audit and permitted non-audit services provided by the independent auditor

•	Oversees the work of the internal audit department and the director of the internal audit department, who reports directly to the Audit Committee

•

Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•	Reviews and approves all related party transactions

•	Performs the functions described in the Audit Committee Report included in this information statement

•	Performs the other functions described in the committee’s charter

Because PHI is a “controlled company” within the definition of the NASDAQ Marketplace Rules, it is not required to have a compensation committee. Nevertheless, our Board has a Compensation Committee, whose current members are Messrs. Breault (Chairman), Keller, Luigs, Matzke, and Murphy. This committee met six times during 2011 (twice by telephone conference).

The functions of the Compensation Committee include:

•	Determines the compensation of our executive officers

•	Determines awards under our annual incentive plan

•	Reviews and recommends to the Board changes in significant benefit plans

•	Oversees our assessment of whether our compensation practices are reasonably likely to expose our Company to material risks

•	Performs the other functions described in the committee’s charter

The Audit Committee and Compensation Committee charters can be found at this web site: www.phihelico.com.

For the reasons discussed above under the caption “Nomination of Directors,” the Board does not have a nominating committee.

Board Leadership Structure

Our Board consists of seven directors, five of whom have been determined to be independent under the criteria established by NASDAQ and the SEC. Mr. Gonsoulin serves as both Chairman of the Board and as Chief Executive Officer of our Company, which our Board believes is in the best interests of our Company and our stockholders. Mr. Gonsoulin has strong leadership abilities and possesses an in-depth knowledge of the issues and challenges facing our Company and our industries. Accordingly, we believe he is best positioned to direct the Board’s attention to the most appropriate matters. He also holds a majority of our voting common stock, which aligns his interests with those of the rest of our stockholders in most instances.

Our Board has an audit committee consisting entirely of independent directors. Because PHI is a “controlled company” within the definition of the NASDAQ rules, it is not required to have a compensation committee. Nevertheless, the Board has established a compensation committee, also consisting entirely of independent directors, which, among other things, sets compensation for Mr. Gonsoulin and the Company’s other executive officers.

Our Board believes that our Company’s corporate governance practices establish an appropriate framework for our directors to provide independent, objective and effective oversight of management. More than two-thirds of our directors are independent, and we have independent audit and compensation committees. The audit committee has the power and authority to engage independent legal or other advisors as it may deem necessary, and the compensation committee has the power and authority to engage compensation consultants, without consulting or obtaining the approval of the full Board or management. Our independent directors meet in executive session after each audit committee meeting, chaired by our audit committee chairman. The Board understands that some people are of the opinion that having a “lead independent director” enhances the ability of the Board to act independently of management; however, after having considered that alternative, our Board has concluded that its current leadership structure is working effectively to achieve that objective without designating a lead independent director.

Board’s Role in Oversight of Risk Management

Our Board’s goal is to have systems and processes in place to bring to its attention the material risks facing our Company and to permit the Board to effectively oversee the management of these risks. As reflected in our Code of Ethics and Business Conduct Policy, our Board seeks to establish a “tone at the top” communicating our Board’s strong commitment to ethical behavior and compliance with the law. In furtherance of these goals, our Board regularly includes agenda items at its meetings relating to risk oversight. For example, senior managers of the Company regularly make presentations regarding safety, financial matters, labor matters, litigation, succession planning and regulatory obligations, among other things. Our Board also sets and regularly reviews quantitative and qualitative authority levels for management. Further, our Board oversees the strategic direction of our Company, and in doing so considers the potential rewards and risks of our Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While risk oversight is a full Board responsibility, we also empower our Board committees to address risk oversight in their respective areas and regularly report on their activities to our full Board. For example, our Compensation Committee assesses risks related to compensation and our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors, and regularly reviews our disclosure controls and procedures and internal control over financial reporting. Our Audit Committee also reviews and approves all related party transactions. Our Director of Internal Audit reports to and regularly meets in executive session with our Audit Committee.

Director Compensation

During 2011, each director other than Mr. Gonsoulin and Mr. Bospflug received an annual retainer of $50,000. Additionally, each such director received a meeting fee of $8,000 for each Board meeting and $5,000 for each Committee meeting attended in person and $1,000 for each meeting attended by telephone. Committee chairs received an additional $2,000 per meeting. Director compensation is determined by reviewing compensation levels at similar size companies.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2011.

Name(1) (2)	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
Arthur J. Breault, Jr.	137,000	0	137,000
Didier Keller	30,500	0	30,500
C. Russell Luigs	129,000	0	129,000
Richard H. Matzke	124,000	0	124,000
Thomas H. Murphy	137,000	0	137,000

(1)

Al A. Gonsoulin, the Company’s Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee of the Company and receives no compensation for his service as director.

(2)	Lance F. Bospflug, the Company’s President and Chief Operating Officer, is not included in this table as he is an employee of the Company and receives no compensation for his service as director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms, or written representations that no filings were required, we believe that all reports were filed on a timely basis during fiscal 2011.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI common stock as of April 5, 2012 held by (a) each director and nominee for director of PHI, (b) each executive officer identified below under “Named Executive Officers” and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power, and are not pledged.

Name of Beneficial Owner	Class of PHI Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Nominees
Al A. Gonsoulin	Voting	1,701,580	59.7%
	Non-Voting	531,000	4.3%
Lance F. Bospflug	Voting	0	*
	Non-Voting	0	*
Arthur J. Breault, Jr.	Voting	0	*
	Non-Voting	5,060	*
Didier Keller	Voting	0	*
	Non-Voting	0	*
C. Russell Luigs	Voting	10,000	*
	Non-Voting	10,000	*
Richard H. Matzke	Voting	0	*
	Non-Voting	0	*
Thomas H. Murphy	Voting	7,000	*
	Non-Voting	10,000	*
Named Executive Officers(1)
Michael J. McCann	Voting	0	*
	Non-Voting	0	*
Richard A. Rovinelli	Voting	0	*
	Non-Voting	0	*
David F. Stepanek	Voting	0	*
	Non-Voting	0	*
All directors and executive officers as a group (10 persons)	Voting	1,718,580	60.2%
	Non-Voting	556,060	4.5%

*	Less than one percent.

(1)	Information on Mr. Gonsoulin’s and Mr. Bospflug’s ownership is included under “Directors and Nominees” above.

Stock Ownership of Certain Beneficial Owners

The following table shows the number of shares of PHI voting and non-voting common stock beneficially owned as of April 5, 2012 by persons known by us to beneficially own more than 5% of the outstanding shares of PHI’s voting or non-voting common stock, determined in accordance with Rule 13d-3 of the SEC. The information in the table is based on a review of such holders’ filings of Schedules 13D and 13G and Form 13F with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name and Address of Beneficial Owner	Class of PHI Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class
Al A. Gonsoulin
2001 S.E. Evangeline Thruway	Voting	1,701,580		59.7%
Lafayette, Louisiana 70508	Non-Voting	531,000		4.3%
West Face Capital, Inc.
2 Bloor Street East, Suite 810	Voting	0		*
Toronto, Ontario M4W 1A8	Non-Voting	4,814,352		38.6%
Wells Fargo & Company
420 Montgomery Street	Voting	195,266	(1)	6.9%
San Francisco, CA 94104	Non-Voting	1,064,848		8.6%
Franklin Resources, Inc.
One Franklin Parkway	Voting	0		*
San Mateo, CA 94403	Non-Voting	1,102,299		8.9%
Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road	Voting	0		*
Austin, TX 78746	Non-Voting	986,692	(2)	7.9%
Kensico Capital Management Corporation
55 Railroad Avenue, 2nd Floor	Voting	254,279	(3)	8.9%
Greenwich, CT 06830	Non-Voting	0		*
John D. Weil
200 N. Broadway, Suite 825	Voting	218,711	(4)	7.7%
St. Louis, Missouri	Non-Voting	0		*

*	Less than five percent.

(1)	Wells Fargo and Company has sole voting power with respect to 190,006 of these shares and sole investment power with respect to 195,266 shares.

(2)	Dimensional Fund Advisors LP has sole voting power with respect to 960,407 of these shares and sole investment power with respect to 986,692 of these shares.

(3)	Kensico Capital Management Corporation has shared voting and investment power with respect to all of these shares with its clients as an investment advisor.

(4)

John D. Weil, the president, sole director and sole stockholder of Clayton Management Company, the general partner of Woodbourne Partners, L.P., has sole voting and investment power with respect to 10,685 of these shares and has shared voting and investment power with respect to 208,026 of these shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The objective of our executive compensation policy is to:

•	Produce long-term success for our stockholders

•	Align executive incentive compensation with the company’s annual and long-term goals

•	Provide competitive compensation and benefits to attract, retain, and motivate top quality executives

These objectives strive to reward the achievement of goals tailored to the executive’s area of responsibility and recognize individual leadership.

Compensation for our executive officers includes base salary, an annual incentive opportunity, long-term equity compensation and a deferred compensation plan. The executives also participate in benefit plans generally available to our other salaried employees, including our 401(k) plan and health, dental, and life insurance.

Process

The executive compensation program is administered by the Compensation Committee of the Board in accordance with the Compensation Committee’s charter.

The Compensation Committee has retained FreeGulliver, LLC (“FreeGulliver”) as an independent compensation consultant regarding executive compensation matters. As an advisor, FreeGulliver is retained directly by the Compensation Committee. All assignments given to FreeGulliver are made by the Compensation Committee, and the Compensation Committee has the ability to terminate FreeGulliver’s services at any time.

FreeGulliver provides the following compensation consulting services to the Compensation Committee on an ongoing basis:

•	Provide peer group compensation data to assist the Committee in establishing executive compensation

•	Assist in the formulation of annual incentive-based and long-term equity-based awards

•	Make recommendations regarding competitive compensation levels

•	Facilitate a leadership succession process

The Compensation Committee relies on Towers Watson surveys for competitive compensation analysis, which is compiled for the Compensation Committee by FreeGulliver. The Committee also reviews data from a small group of peer companies selected by FreeGulliver and approved by the Compensation Committee. The compensation analysis also considers the scope and nature of managerial responsibility and reporting relationships.

The Compensation Committee reviews and approves all compensation for our executive officers. Except with respect to his own compensation, the CEO may make adjustments to the compensation based on an individual’s performance and contributions to the Company’s performance, subject to reporting any such adjustments to the Compensation Committee. The compensation of the CEO is determined by the Compensation Committee.

Elements of Executive Compensation

Our executive compensation is a mix of base salary, annual incentive compensation, long-term equity compensation, deferred compensation and employee benefits. It is the objective of this mix of components to instill in our executives the importance of achieving our business goals and thereby increase stockholder value.

Base Salary.    Base salary is based generally upon the level of responsibility of each executive officer and the individual’s prior performance. Base salaries also provide the foundation upon which the annual incentive opportunities are established. Base salary levels are generally targeted at the weighted average of the 60th percentile of salaries paid by companies included in the broad Towers Watson surveys in three sub-groups: companies with 1,000 to 4,999 employees; companies with sales of $250 million to $999 million; and companies with 1,000 to 4,999 employees in the South Central Region (which includes Louisiana, Texas, Utah, Colorado, Arizona, New Mexico, Oklahoma and

Arkansas). In determining the 60th percentile weighted average, the sub-group based on sales is weighted 66 2/3% and the two other employee-based sub-groups are each weighted 16 2/3%. The identities of the over 2,000 companies included in the Towers Watson surveys are not provided to or considered by the Committee.

The Compensation Committee also reviewed data on the executive compensation levels and practices of the following industry “peer” companies: Bristow Group, Inc., SEACOR Holdings, Inc., Air Methods Corp., Gulfmark Offshore, Inc. and Tidewater, Inc. in order to ensure that the compensation levels reflected in the Towers Watson surveys are generally in line with competitive compensation practices in the industry.

After consideration of the data described above and the recommendation of FreeGulliver, effective August 29, 2011, the Committee increased the base salary of each of the Company’s executive officers to the following amounts: $670,600 for Al A. Gonsoulin, $559,300 for Lance F. Bospflug, $283,800 for Michael J. McCann, $264,600 for Richard A. Rovinelli, and $231,800 for David F. Stepanek.

Annual Incentive Compensation.    The Compensation Committee approved a Senior Management Bonus Plan in 2004, in which the Company’s executive officers participate. In May 2011, the Compensation Committee adopted a new Senior Management Incentive Bonus Plan (the “Annual Incentive Plan” or “AIP”), effective January 1, 2011, which replaced the prior plan. The new plan is substantially similar in operation to the prior plan, except that it provides that all future awards earned under the plan will be paid in a lump sum by March 15 of the following year and not in installments as provided in the prior plan. Under the AIP, the Committee will specify (1) the specific targets relative to each performance measure applicable for that year under the plan to the executives, and (2) the individual award opportunities of each executive for the year, which are determined based on the position and scope of responsibilities of the executive and are a percentage of the executive’s base salary based on the Company’s achievement of the financial target at three levels – a threshold level, the target level (generally, equivalent to the business plan for the year) and a stretch level. Following the end of the year, the calculated bonus levels based on financial results will be subject to adjustment for safety performance.

The AIP provides that the Compensation Committee may in its discretion adjust any award payable under the plan upward or downward to reflect the Company’s achievement of other performance goals or the Compensation Committee’s subjective assessment of the individual performance of the participant, and that the CEO may make recommendations to the Compensation Committee with respect to such adjustments for participants other than himself.

For 2011, the range of possible awards under the AIP for each executive officer based on achievement of the financial target levels, but prior to adjustment for safety performance, was as follows (stated as a percentage of the officer’s base salary):

Executive Officer	Threshold	Target	Stretch
Mr. Gonsoulin	45%	85%	120%
Mr. Bospflug	40%	70%	100%
Mr. McCann	25%	45%	65%
Mr. Rovinelli	25%	45%	65%
Mr. Stepanek	25%	45%	65%

The AIP provides for a downward adjustment of up to 100% if targeted safety goals are not met, and an upward adjustment of up to 30% for excellent safety results.

For 2011, the Compensation Committee set the financial performance objective of adjusted pre-tax income at $8.45 million (25% below “business plan”) (“threshold” level), $11.25 million (“business plan” level), and $14.1 million (25% above “business plan”) (“stretch” level). In calculating adjusted pre-tax income, the AIP excludes specified items: interest income; gains or losses related to the sale of aircraft; gains or losses related to investments; and gains or losses related to financial arrangements. In addition, adjusted pre-tax income is not reduced by any amounts paid under bonus or incentive plans for that year. As a result, reported 2011 pre-tax income of $8.1 million was adjusted by adding $1.5 million for restricted stock units, $2.5 million for accrued incentive compensation expense, and $0.3 million for a loss on aircraft sales. This calculation produced 2011 adjusted pre-tax income of $12.4 million, which reached the “business plan,” or “target,” level under the plan. The calculation for the named executive officers for 2011 resulted in a reduction of 20% of the amount they would otherwise have received at the “business plan,” or “target,” level due to safety related adjustments. Safety targets are set to a very high standard and are difficult to achieve. The amounts awarded to each named executive officer under the AIP for 2011 are reflected in the Summary Compensation Table below in the column “Non-equity Incentive Plan Compensation.” In March 2012, in connection with the award of performance-based restricted stock units described below, and in order to increase the proportion of CEO compensation tied to performance objectives, the Compensation Committee changed the range of possible awards under the AIP for the CEO to 60%/100%/140%, subject to adjustment for safety performance.

Additional Bonus Awards in 2011.    In August 2011, the Compensation Committee granted one-time cash bonus awards totaling $491,480 to executive officers and certain senior managers of the Company, including the following: Al A. Gonsoulin $111,451; Lance F. Bospflug $92,962; Michael J. McCann $29,479; Richard A. Rovinelli $27,478; David F. Stepanek $21,400. The awards were in an amount equal to the reduction imposed with respect to awards for 2010 under the terms of the prior AIP, as discussed in the Company’s 2011 information statement, relating to our practice under the prior plan of reducing pre-tax income as calculated under the plan for amounts accrued for incentive compensation. The Compensation Committee concluded that the awards were warranted due to the individuals’ strong performance during 2010 under challenging operational circumstances.

Equity Compensation.    For the first time in many years, in 2010 the Compensation Committee included long-term equity compensation as a component of our executive compensation program. FreeGulliver advised the Compensation Committee on the structure of the new long-term equity compensation.

The purpose of the long-term equity component is to:

•	enhance the attraction and retention of high-potential talent within the Company;

•	more closely align the participant group with shareholder value; and

•

reward executive and senior management leadership and individual/department performance which enhances the company’s financial performance, and the achievement of both its business objectives and long-term strategies.

In November 2010 the Compensation Committee approved grants that comprised the retention component of the long-term equity incentive program. The grant was made under the Amended and Restated Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan (the “1995 Plan”) in the form of time-vested restricted stock units (“RSUs”) payable upon vesting on January 1, 2013 in non-voting common stock. The Compensation Committee agreed that this grant was crucial to our ability to retain key management personnel. These grants are described below in the table titled “Outstanding Equity Awards at 2011 Fiscal Year End.” The grants included all executive officers, except for Al A. Gonsoulin, due primarily to the limited number of non-voting shares remaining available for issuance under the 1995 Plan, and a limitation in the 1995 Plan that permitted issuance of shares of voting common stock only to the prior controlling stockholder of the Company. The 1995 Plan was amended in 2011 to provide that grants of shares of voting common stock could be made to the Company’s current controlling stockholder, Al A. Gonsoulin, after the Company received the concurrence of NASDAQ that shareholder approval was not required for this amendment. In November 2011, the Committee granted Mr. Gonsoulin time-vested RSUs to acquire 83,978 shares of the Company’s voting common stock under the 1995 Plan, with other terms substantially similar to the grants made to the other executives in 2010, except that vesting does not accelerate upon retirement at age 65 or later. This grant to Mr. Gonsoulin is reflected in the tables below titled “Grants of Plan-Based Awards in Fiscal 2011” and “Outstanding Equity Awards at 2011 Fiscal Year End.”

The Compensation Committee intended that the Company’s new equity incentive program would contain a performance-based component, and continued to work with FreeGulliver during 2011 and early 2012 to determine the parameters of the awards. In addition, as there were few shares of non-voting common stock remaining available for issuance under the 1995 Plan, the Compensation Committee considered the terms of a new long-term equity incentive plan. The Compensation Committee considered information provided by FreeGulliver regarding comparable grant sizes for companies reflected in the weighted average of the Towers Watson survey companies as described above under “Compensation Discussion and Analysis — Elements of

Executive Compensation — Base Salary.” FreeGulliver also presented data from a Towers Watson April 2011 study of long-term incentive compensation. As with base salary, the Compensation Committee targeted equity grants with a total value generally equal to the 60th percentile of long-term incentives granted by the companies included in the Towers Watson survey groups described above. In addition, FreeGulliver provided the Compensation Committee with general information as to the equity compensation practices of SEACOR Holdings, Inc., Hornbeck Offshore Services, Inc., GulfMark Offshore, Inc., Hercules Offshore, Inc., Bristow Group, Inc., ERA Group, Inc. and Air Methods, Corp. FreeGulliver also provided information regarding various performance criteria alternatives.

In March 2012, the Compensation Committee recommended and the Board approved, subject to shareholder approval at the 2012 annual meeting, the PHI, Inc. Long-Term Incentive Plan, which is discussed in detail in this information statement under the heading “Proposal to Approve the PHI, Inc. Long-Term Incentive Plan.” In addition, the Compensation Committee awarded performance-based RSUs to acquire non-voting common stock to the executive officers and certain other senior managers under this new plan, subject to shareholder approval of the plan. The awards were 194% of base salary for the CEO, 138% of base salary for the President and COO and 50% of base salary for the other executive officers. The number of performance-based RSUs granted was determined by dividing this amount by the average closing price of the non-voting common stock during February 2012. These performance-based RSUs will vest, subject to the terms of the new plan and the award agreements, based on achievement of a targeted average Adjusted EBITDAR as a percentage of Adjusted Total Revenue for the three-year period beginning January 1, 2012 and ending December 31, 2014. These awards are further described in this information statement under the heading “Proposal to Approve the PHI, Inc. Long-Term Incentive Plan — Awards to be Granted.”

Officers’ Deferred Compensation Plan.    Certain highly compensated executives have been approved by the Compensation Committee to participate in the Officers’ Deferred Compensation Plan (“ODP”), which allows the executive to tax-defer up to 25% of base salary and up to 100% of any bonuses and save those amounts for retirement. The Company does not contribute to the ODP, and it is a funded, nonqualified deferred compensation plan under ERISA. It is maintained, interpreted and administered in accordance with Internal Revenue Code Section 409A and applicable regulations and rulings. A separate account is established for each participant’s deferred compensation and is deemed invested in securities chosen by each participant from a list of available investment choices. Accounts are periodically adjusted for gains or losses to reflect the investment performance of the eligible securities and any payments made to a participant under the ODP.

Except as otherwise provided in the ODP, the value of a participant’s account is distributed at a designated future date, or at termination of employment or retirement, in either a single lump sum payment or in annual installments (not to exceed 20 installments), as designated by the participant.

Other Benefits.    All executives are eligible for the same insurance and welfare benefits (e.g., Medical Insurance, Dental Insurance, 401(k), Long-term Disability, Life and AD&D Insurance, AFLAC, etc.) as other employees in the Company, except that a newly hired executive is credited with having completed five years of Company service at his/her hire date for the purposes of calculating the amount of vacation days credited each year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2011 with management. Based on such reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement on Schedule 14C.

By the members of the Compensation Committee:

Arthur J. Breault, Jr., Chairman

Didier Keller

C. Russell Luigs

Richard H. Matzke

Thomas H. Murphy

Summary Compensation Table for Fiscal 2011

The table below summarizes the total compensation paid to or earned by each of our executive officers for the fiscal years ended December 31, 2011, 2010 and 2009. We have not entered into employment agreements with any of our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compen- sation (3) ($)	Total ($)
Al A. Gonsoulin	2011	657,031	111,451	1,714,831	456,008	22,858	2,962,179
Chairman of the Board and	2010	646,301	0	0	149,131	23,152	818,584
Chief Executive Officer	2009	569,520	0	0	0	23,152	592,672
Lance F. Bospflug(4)	2011	548,015	92,962	0	313,208	18,002	972,187
President and	2010	523,455	0	1,356,091	124,390	15,833	2,019,769
Chief Operating Officer	2009	427,140	0	0	0	3,302	430,442
Michael J. McCann(5)	2011	278,053	29,479	0	102,168	18,558	428,258
Chief Financial Officer	2010	275,074	0	275,222	39,446	19,042	608,783
and Secretary	2009	264,420	0	0	0	16,238	280,658
Richard A. Rovinelli	2011	258,212	27,478	0	95,256	15,296	396,242
Chief Administrative Officer and Director of Human Resources	2010 2009	255,964 235,040	0 0	256,539 0	36,767 0	15,512 14,568	564,832 249,608
David F. Stepanek(6)	2011	209,785	71,400	0	83,448	18,002	332,635
Director of Corporate
Business Development

(1)

Restricted stock units valued based on the aggregate grant date fair value for accounting purposes at the closing price per share of our non-voting common stock on the date of grant, which was $19.36. Restricted stock unit value for Mr. Gonsoulin was based on the aggregate grant date fair value for accounting purposes at the closing price per share of our voting common stock on the grant date, which was $20.42.

(2)

Represents awards under the Annual Incentive Plan, discussed in further detail above under the heading “Annual Incentive Compensation” in “Compensation Discussion and Analysis.” Prior to 2011, fifty percent of the award was paid early in the following year and the rest in three equal installments over the next three years, subject to continuation of employment, or if the executive dies, retires or is permanently disabled. Commencing with the awards for 2011, all of the award is paid by March 15th of the following year, subject to continued employment through the payment date unless otherwise determined by the Compensation Committee.

(3)	The amounts shown in this column for 2011 reflect for each named executive officer:

•

Matching contributions allocated by the Company to each of the named executive officers for the 401(k) Retirement Plan. Includes Mr. Gonsoulin $14,700; Mr. Bospflug $14,700; Mr. McCann $14,700; Mr. Rovinelli $11,664; and Mr. Stepanek $12,209.

•	The cost to the Company of Term Life and Disability Insurance coverage provided by the Company including the cost of Life Insurance exceeding $50,000.

(4)	Mr. Bospflug became Chief Operating Officer in February 2009 and President in April 2010.

(5)

On March 1, 2012, Michael J. McCann informed the Company that he intends to retire in 2012 from all positions with the Company and its subsidiaries upon the Company’s retention of his replacement in 2012.

(6)

Mr. Stepanek became our Director of Corporate Business Development and an executive officer in January 2011. He joined our Company in 2010. His bonus amount for fiscal 2011 includes a $50,000 signing bonus paid after completion of one year of employment.

Grants of Plan-Based Awards in Fiscal 2011

		Estimated future payouts under non- equity incentive plan awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Al A. Gonsoulin	N/A	301,770	570,010	804,720	83,978	1,714,831
Lance F. Bospflug	N/A	223,720	391,510	559,300	—	—
Michael J. McCann	N/A	70,950	127,710	184,470	—	—
Richard A. Rovinelli	N/A	66,150	119,070	171,990	—	—
David F. Stepanek	N/A	57,950	104,310	150,670	—	—

(1)

Represents amounts potentially payable in 2013 with respect to Company financial performance in 2012 under the Company’s Annual Incentive Plan (AIP), subject to adjustment for safety-related targets. Actual payouts will be nil if financial performance goals are not obtained. For additional information about the AIP, see the discussion under the heading “Annual Incentive Compensation” in “Compensation Discussion and Analysis” above.

(2)

Represents restricted stock units to acquire shares of the Company’s voting common stock under the 1995 Plan, scheduled to vest on January 1, 2013 or earlier in the event of death, disability, or a change of control.

(3)	Grant date fair value is computed in accordance with FASB ASC Topic 718 and is based upon the closing price of our voting common stock of $20.42 on November 4, 2011, the date of grant.

The following table describes the outstanding equity awards held by the Named Executive Officers at December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested(2)
Al A. Gonsoulin	83,978	$1,958,367
Lance F. Bospflug	70,046	1,740,643
Michael J. McCann	14,216	353,268
Richard A. Rovinelli	13,251	329,287
David F. Stepanek	10,320	256,452

(1)

These restricted stock units (“RSUs”) will vest on January 1, 2013, if the executive remains employed by our Company on that date, subject to earlier vesting in the event of death, disability or a change of control, or for executives other than Mr. Gonsoulin, retirement at age 65 or later.

(2)

For Mr. Gonsoulin’s RSUs, based on the closing price of $23.32 per share of voting common stock on December 30, 2011. For other RSUs, based on the closing price of $24.85 per share of our non-voting common stock on December 30, 2011.

Option Exercises and Stock Vested

There were no options exercised by or stock vested for the Named Executive Officers during fiscal year 2011.

Nonqualified Deferred Compensation

The following table describes the contributions, earnings and balance at the end of fiscal year 2011 for each of the Named Executive Officers under our Officer Deferred Compensation Plan (“ODP”). For additional information regarding our ODP, see the heading “Officers Deferred Compensation Plan” in “Compensation Discussion and Analysis” above.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Al A. Gonsoulin(1)	0	0	0	0	0
Lance F. Bospflug(1)	0	0	0	0	0
Michael J. McCann	0	0	(29,289)	0	906,140
Richard A. Rovinelli	63,991	0	(1,925)	0	1,108,733
David F. Stepanek	0	0	43	0	10,029

(1)	Mr. Gonsoulin and Mr. Bospflug elected not to participate in the ODP.

The table below shows the investment choices available under the ODP and their annual rate of return for the calendar year 2011, as reported by the plan investment advisor.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Allianz OCC Renaissance A	(1.3)%	Managers Funds Short Dur Gov Fund	0.8%
Allianz OCC Target Fund A	(5.0)%	Nuveen Tradewinds Intl Val Fund A	(15.9)%
Amer Funds Fund Inv F-1	(1.9)%	Oppenheimer Dev Markets Cl A	(18.1)%
Amer Funds Grth Fund F	(4.8)%	PIMCO Inv Gr Corp Bond Fund A	6.4%
BlackRock Equity Dividend Fund A	5.6%	PIMCO CommRealRetStr A	(8.1)%
DWS Core Fixed Income Fund A	6.7%	PIMCO Short Term Fund Class A	0.1%
Fidelity Adv Fltng Rate Inc Cls A	1.4%	PIMCO Total Ret A	3.7%
Fidelity Adv Short F/I T	1.8%	PIMCO Real Ret A	11.1%
First Eagle Global A	(0.2)%	PIMCO All Assets All Auth A	2.6%
First Eagle US Value Fund	5.7%	PIMCO Unrestrained Bond Fund Cl A	0.2%
First Eagle Fund of America Cls A	(1.0)%	Royce Premier Invt	(0.9)%
First Eagle Overseas Fund A	(5.6)%	Thornburg Core Growth A	1.4%
FT Templeton Global Bond A	(2.4)%	Thornburg Intl Value A	(13.2)%
Gabelli Equity Fund Class A	1.8%	UBS PACE Money Market P	(2.0)%
Gabelli Asset Fund Class A	(0.4)%	Wells Fargo Adv Gr Fund Cl A	8.0%
Managers Bond Fund	6.1%	Yacktman Fund Inc	7.3%

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Arthur J. Breault, Jr., Didier Keller, C. Russell Luigs, Richard H. Matzke and Thomas H. Murphy. No member of the Compensation Committee has ever been an officer or employee of PHI or any of our subsidiaries. In 2011, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer served as a member of our Board or Compensation Committee.

CERTAIN TRANSACTIONS

Our Code of Ethics and Business Conduct Policy requires our directors and executive officers to avoid any situation that would create a conflict of interest unless approved in accordance with the Company’s Conflict of Interest Policy. Our Conflict of Interest Policy requires executive officers and directors to report potential conflicts of interest in writing to the Audit Committee. In addition, the Audit Committee’s charter requires it to review and approve all related party transactions of the Company, defined as those required to be disclosed under Item 404 of Regulation S-K. The Audit Committee approves conflicts of interest or related party transactions if it concludes that doing so is in the best interests of the Company and our stockholders. Our Code of Ethics and Business Conduct Policy is available on our website at www.phihelico.com.

We lease two facilities from Gonsoulin Enterprises, Inc., a company owned by Mr. Al A. Gonsoulin, our Chairman and CEO, which we use to perform maintenance work for a customer and for storage. The lease rate for each facility is $6,500 per month, and we currently lease the facilities on a month to month basis. These transactions have been reviewed and approved by our Audit Committee, which is our procedure for any transaction between our Company and an executive officer or director.

PROPOSAL TO APPROVE

THE PHI, INC. LONG-TERM INCENTIVE PLAN

General

The growth of our Company depends upon the efforts of our officers, directors, employees, consultants, and advisors and we believe that the proposed PHI, Inc. Long-Term Incentive Plan (the “Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging a long-term focus on maximizing shareholder value. The Plan has been adopted by our board, subject to shareholder approval at the annual meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this information statement as Appendix A.

Purpose of the Plan

We believe that providing officers, directors, employees, consultants, and advisors with a proprietary interest in the growth and performance of our Company is important to motivating individual performance while simultaneously enhancing shareholder value. We believe that adoption of the Plan will provide our Company with the continued ability to attract, retain, and motivate key personnel and board members in a manner aligned with the interests of shareholders. Incentives under the Plan consist of opportunities to purchase or receive shares of PHI, Inc. non-voting common stock, $0.10 par value per share (the “Non-Voting Stock”) or cash valued in relation to Non-Voting Stock.

Under the Company’s existing incentive plan, the Amended and Restated Petroleum Helicopters, Inc. 1995 Incentive Plan, as amended (the “1995 Plan”), the Company is authorized to issue up to 175,000 shares of PHI, Inc. voting common stock, $0.10 par value per share (the “Voting Stock”), and 575,000 shares of Non-Voting Stock. Voting Stock can only be awarded to our controlling stockholder. The Compensation Committee of our board is authorized under the 1995 Plan to grant stock options, restricted stock, stock appreciation rights, performance shares, stock awards, and cash awards. At December 31, 2011, there were 32,542 shares of Voting Stock and 7,069 shares of Non-Voting Stock available for issuance under the 1995 Plan. Since December 31, 2011, we have granted 6,331 time-vested restricted stock units payable in Non-Voting Stock under the 1995 Plan, such that currently only 738 shares of Non-Voting Stock remain available for issuance under the 1995 Plan.

Our board believes that there is an insufficient number of shares of Non-Voting Stock remaining available for issuance under the 1995 Plan to effectively and appropriately continue to incentivize the eligible recipients.

Terms of the Plan

Administration of the Plan.    The compensation committee of our board (or a subcommittee) (the “Committee”) will generally administer the Plan, and has the authority to make awards under the Plan and to set the terms of the awards. The Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934.

Eligibility.    Officers, directors, key employees of our Company and consultants and advisors to our Company will be eligible to receive awards (“Incentives”) under the Plan when designated as Plan participants. We currently have five officers and five non-employee directors (“Outside Directors”) eligible to receive Incentives under the Plan. Approximately 35 key employees and officers, and no Outside Directors, consultants or advisors currently participate in our Company’s stock incentive plans. Incentives under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units; and

•	other stock-based awards.

Each type of Incentive is discussed in greater detail in “Types of Incentives” below.

Shares Issuable Through the Plan.    A total of 750,000 shares of Non-Voting Stock are authorized to be issued under the Plan, representing approximately 6% of our outstanding Non-Voting Stock as of February 29, 2012. The closing sale price of a share of Non-Voting Stock, as quoted on the NASDAQ Global Market on February 29, 2012, was $22.10.

Limitations and Adjustments to Shares Issuable Through the Plan.    The Plan limits the Incentives granted to any single participant in a fiscal year to no more than 100,000 shares of Non-Voting Stock. The maximum number of shares of Non-Voting Stock that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 25,000. The maximum value of another stock-based award that is valued in dollars (whether or not paid in Non-Voting Stock) and scheduled to be paid out to any single participant in any fiscal year is $900,000.

For purposes of determining the maximum number of shares of Non-Voting Stock available for delivery under the Plan, shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Non-Voting Stock. Further, the Committee may adjust the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan.    Our board may amend or discontinue the Plan at any time. However, our shareholders must approve any amendment that would:

•	materially increase the benefits accruing to participants;

•	materially increase the number of issuable shares;

•	materially expand the classes of persons eligible to participate;

•	expand the types of awards available for grant;

•	materially extend the term of the Plan;

•	reduce the price at which Non-Voting Stock may be offered through the Plan; or

•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

Term of the Plan.    No Incentives may be granted under the Plan more than ten years after the date the Plan is approved by our shareholders.

Incentive Agreements.    Grants of Incentives will be subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the Committee and detailed in an Incentive agreement between the Company and the participant. An agreement’s additional restrictions may include provisions requiring the forfeiture of outstanding Incentives in the event of the participant’s termination of employment or, in the case of performance-based grants, if applicable goals or targets are not met.

Types of Incentives.    Each type of Incentive that may be granted under the Plan is described below.

Stock Options.    A stock option is a right to purchase shares of Non-Voting Stock from the Company. The Committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of Non-Voting Stock on the date of grant, except for an option granted in substitution for an outstanding award in an acquisition transaction. The term of an option will also be determined by the Committee, but may not exceed ten years. The Committee may accelerate the exercisability of any stock option at any time. As noted above, the Committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Non-Voting Stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of Non-Voting Stock, unless approved by our Company’s shareholders. The Plan permits the Committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker approved by our Company; if approved by the Committee, through a net exercise procedure; or in any other manner authorized by the Committee.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is a right to receive, without payment to us, a number of shares of Non-Voting Stock determined by dividing the product of the number of shares for which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise. The Committee will determine the base price used to measure share appreciation, which may not be less than the fair market value of a share of Non-Voting Stock on the date of grant; whether the right may be paid in cash; and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The Committee may accelerate the exercisability of any stock appreciation right at any time. The Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.

Restricted Stock.    Shares of restricted stock are shares of Non-Voting Stock granted by the Committee and made subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the restricted period). Subject to the restrictions provided in the applicable incentive agreement and the Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to receive dividends.

Restricted Stock Units.    A restricted stock unit, or RSU, represents the right to receive from our Company one share of Non-Voting Stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable incentive agreement and the Plan, a participant receiving RSUs has no rights as a shareholder as to such units until shares of Non-Voting Stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.

Other Stock-Based Awards.    The Plan also permits the Committee to grant to participants awards of shares of Non-Voting Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Non-Voting Stock (other stock-based awards). The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

Performance-Based Compensation Under Section 162(m).    Performance-based compensation which meets the requirements of Section 162(m) of the Code does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Stock options and stock appreciation rights granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

Grants of restricted stock, restricted stock units, or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria relating to our parent company, our parent company and subsidiaries combined, or one or more of our divisions, segments, departments, business units or subsidiaries: earnings per share; earnings or earnings before interest, taxes, depreciation, and amortization (“EBITDA”); EBITDA divided by revenues; earnings before interest, taxes, depreciation, and amortization and rentals (“EBITDAR”); EBITDAR divided by revenues; an economic value-added measure; stock price; shareholder return; return on shareholder equity; return on assets; return on capital employed; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; safety performance; achievement of business or operational goals such as market share, customer growth, customer satisfaction, new product or services revenue, or business development; or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, or geographic business expansion goals, objectively-identified project milestones, cost targets, and goals relating to acquisitions or divestitures. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. Performance measurements may be adjusted as specified in advance by the Committee in accordance with Section 162(m).

The Committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our shareholders every five years.

Termination of Employment or Service.    If a participant ceases to be an employee of our Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives may be exercised, will vest, or will expire at such times as may be determined by the Committee and as provided in the applicable Incentive agreement.

Change of Control.    In the event of a change of control of our Company, as defined in the Plan or in an Incentive agreement, unless otherwise provided in the Incentive agreement, all outstanding Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.

In addition, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within a certain time frame and under specific conditions, the Committee may:

•	accelerate the vesting of any Incentives that did not automatically accelerate under the Plan or the applicable incentive agreement;

•	require that all outstanding Incentives be exercised by a certain date;

•

require the surrender to our Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as the Committee deems necessary to reflect our corporate changes; or

•

provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

Transferability of Incentives.    The Incentives awarded under the Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided for in the applicable Incentive agreement, pursuant to a domestic relations order (as defined in the Code), or (d) as to options only, if permitted by the Committee and so provided in the applicable incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes.    We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant generally may, with the prior approval of the Committee, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Non-Voting Stock or to have our Company withhold shares of Non-Voting Stock from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Purchase of Incentives.    The Committee may approve the purchase by our Company of an unexercised or unvested stock option from the holder by mutual agreement.

Awards to Be Granted

March 2012 Awards.    On March 2, 2012, the Committee approved, subject to shareholder approval of the Plan at the annual meeting, grants under the Plan of 23,236 time-vested restricted stock units (“RSUs”) to several of the Company’s non-executive officer key employees. These time-vested RSUs will vest and be payable in Non-Voting Stock on March 2, 2015, subject to the terms of the Plan and the recipient’s respective restricted stock unit agreement. Also on March 2, 2012, the Committee approved, subject to shareholder approval of the Plan at the annual meeting, grants under the Plan of 145,572 performance-based RSUs to the Company’s executive officers and certain non-executive officer key employees. These performance-based RSUs will vest, subject to the terms of the Plan and the recipient’s respective restricted stock unit agreement, on March 15, 2015, if the specified performance target is met and the employee has not terminated employment with the Company or a subsidiary prior to the end of the performance period. Vesting of all of the awards is accelerated upon termination of employment due to death or disability, or if a change of control of the Company occurs. Additional information about the performance-based RSUs is included in this information statement under the heading “Executive Compensation — Compensation Discussion and Analysis – Elements of Executive Compensation — Equity Compensation.” All of these grants are conditioned upon shareholder approval of the Plan, and are summarized in the table below.

New Plan Benefits

PHI, Inc. Long-Term Incentive Plan

Name and Position	Number of Performance-Based RSUs	Number of Time- Vested RSUs
Al A. Gonsoulin	52,696	—
Chairman of the Board and
Chief Executive Officer
Lance F. Bospflug	31,212	—
President and
Chief Operating Officer
Michael J. McCann	5,752	—
Chief Financial Officer and
Secretary
Richard A. Rovinelli	5,363	—
Chief Administrative Officer and
Director of Human Resources
David F. Stepanek	4,698	—
Director of Corporate Business
Development
Executive Group	99,721	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	47,642	23,236

Other Grants.    If our shareholders approve the Plan at the annual meeting, other grants of awards to employees, officers, directors, consultants, and advisors will be made in the future by the Committee as it deems necessary or appropriate.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Plan are summarized below. Participants who are granted Incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.    Normally, a participant who is granted a stock option will not realize any income nor will our Company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.    Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.    A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.    Generally, a participant who is granted a stock appreciation right under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.    Generally, a participant who is granted another stock-based award under the Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409(A).    If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, the Incentive will be structured to comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control.    If, upon a change of control of our Company, the exercisability, vesting, or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued under equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2)
Equity compensation plans approved by security holders	83,978(1) (Voting) 179,483(1) (Non-Voting)	— (Voting) — (Non-Voting)	32,542 (Voting) 7,069 (Non-Voting)
Equity compensation plans not approved by security holders	—	—	—
Total	83,978 (Voting) 179,483(Non-Voting)	— (Voting) — (Non-Voting)	32,542 (Voting) 7,069 (Non-Voting)

(1)	Shares to be issued upon the vesting of restricted stock units granted under the 1995 Plan.

(2)

Represents shares of the Company’s Voting Stock and Non-Voting Stock available for issuance under the 1995 Plan. These shares could be issued as stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock awards.

Since December 31, 2011, we have granted 6,331 time-vested restricted stock units payable in Non-Voting Stock under the 1995 Plan. Currently, there are 738 shares of Non-Voting Stock available for issuance under the 1995 Plan.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the Company’s total voting power.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of PHI’s Board is composed of five outside directors. It operates under a charter that is available at www.phihelico.com. The Board has made a determination that all members of the Audit Committee satisfy the requirements of the SEC and NASDAQ as to independence and are financially sophisticated within the meaning of the NASDAQ rules. The Board has also determined that it is not clear whether any member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC rules, but the Board does not believe the presence of an audit committee financial expert is necessary in view of the overall financial sophistication of Committee members.

The Audit Committee reviewed in detail and discussed with management and the independent auditors, among other things, (i) all unaudited quarterly financial statements and all quarterly reports filed with the SEC on Form 10-Q in 2011; (ii) the annual audited financial statements and the annual report filed with the SEC on Form 10-K for fiscal year 2011; (iii) management’s quarterly and annual certifications regarding internal control over financial reporting and the independent auditors’ audit of internal control over financial reporting; and (iv) the matters required to be discussed with the independent auditors by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2011 fiscal year for filing with the SEC.

In accordance with the rules of the SEC, the foregoing information is not deemed to be “soliciting material,” or “filed” with the SEC or subject to its Regulation 14C, other than as provided in such rules, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the members of the Audit Committee:

Thomas H. Murphy, Chairman

Arthur J. Breault, Jr.

Didier Keller

C. Russell Luigs

Richard H. Matzke

RELATIONSHIP WITH REGISTERED INDEPENDENT

PUBLIC ACCOUNTANTS

General

Our consolidated financial statements for 2010 and 2011 were audited by the firm of Deloitte & Touche, LLP, which was engaged for that purpose by the Audit Committee. Representatives of Deloitte & Touche, LLP are not expected to be present at the Meeting.

The Audit Committee has selected Deloitte & Touche, LLP as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to ratification by PHI’s stockholders at the Meeting.

Fees

The following is a summary of the fees billed to PHI and its subsidiaries by Deloitte & Touche, LLP for professional services rendered.

	Year ended December 31,
	2011		2010
Fee Category	Amount	Percentage	Amount	Percentage
Audit fees(1)	$890,000	53%	$879,100	25%
Audit-related fees(2)	116,479	7%	167,716	5%
Tax fees(3)	118,140	7%	118,600	3%
All other fees(4)	559,637	33%	2,291,825	66%

Total fees	$1,684,256	100%	$3,457,241	100%

(1)

Audit fees include the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, fees for services that normally would be provided in connection with statutory and regulatory filings or engagements and services that generally only the independent accountant reasonably can provide. The audit fees for fiscal year 2010 include $158,100 in connection with the offering of our 8.625% Senior Notes due 2018 and $13,000 in connection with review of an SEC comment letter.

(2)

Audit-related fees include assurance and related services reasonably related to the performance of the audit or review, and for 2010 and 2011 included fees related to employee benefit plan audits, and accounting consultations.

(3)

Tax fees include tax compliance, advice and planning services, and for 2010 and 2011 included assistance in the preparation of federal and state tax returns and related advice regarding tax compliance.

(4)

All other fees for 2011 consisted of due diligence on an acquisition which did not occur, and fees related to services provided in connection with internal segment restructuring. All other fees for 2010 consisted of a cost study performed by management with the assistance of Deloitte & Touche, LLP.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit and permissible non-audit services provided by the independent auditors are pre-approved by PHI’s Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2010 and 2011, all audit and non-audit services provided by Deloitte & Touche, LLP were pre-approved by PHI’s Audit Committee, and the Audit Committee determined that the provision of the non-audit services was compatible with maintaining Deloitte & Touche’s independence.

OTHER MATTERS

Quorum and Voting

The presence, in person or by proxy, of a majority of the Company’s total voting power is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote. The proposals to approve the PHI, Inc. Long-Term Incentive Plan and to ratify the appointment of our independent registered public accounting firm will require approval of holders of a majority of the Company’s total voting power.

The Board does not know of any matters to be presented at the Meeting other than those described herein. For directions to be able to attend the meeting and vote in person, call 337-235-2452.

Stockholder Proposals

The Company’s by-laws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. In regard to the 2013 annual meeting, this provision will require notice between February 1, 2013 and March 5, 2013. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholders and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholders giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholders, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholders and such beneficial owner.

By Order of the Board of Directors

Michael J. McCann

Secretary

Lafayette, Louisiana

April 12, 2012

APPENDIX A

PHI, INC.

LONG-TERM INCENTIVE PLAN

1.         Purpose.   The purpose of the PHI, Inc. Long-Term Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests PHI, Inc. (“PHI”) and its subsidiaries (collectively with PHI, the “Company”) by furnishing equity-based economic incentives (the “Incentives”) designed to attract, retain, reward, and motivate key employees, officers, and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and PHI’s shareholders. Incentives consist of opportunities to purchase or receive shares of PHI non-voting common stock, $0.10 par value per share (the “Non-Voting Stock”) or cash valued in relation to Non-Voting Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which PHI owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.         Administration.

    2.1      Composition.   The Plan shall generally be administered by the Compensation Committee or a subcommittee thereof (the “Committee”) of the Board of Directors of PHI (the “Board”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

    2.2      Authority.   The Committee shall have plenary authority to award Incentives under the Plan, to determine the terms and conditions of the Incentives and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”). The Committee shall have the general authority to interpret the Plan, modify or waive the terms and conditions of previously granted Incentives (including accelerating exercisability or vesting and waiving performance criteria), establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Committee decisions in matters relating to the Plan shall be final and conclusive on the Company, participants, and all other interested parties. The Committee may delegate its authority hereunder to the extent provided in Section 3.

3.         Eligible Participants.

    3.1      Eligibility.   Key employees, officers, and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.

    3.2      Delegation of Authority.   With respect to participants not subject to either Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants, and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.10) of a share of Non-Voting Stock on the later of the date the officer approves such grant or the date the participant’s employment with or service to the Company commences.

4.          Types of Incentives.   Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights (“SARs”), (d) restricted stock, (e) restricted stock units (“RSUs”), and (f) Other Stock-Based Awards (as defined in Section 10).

5.         Shares Subject to the Plan.

    5.1       Number of Shares.   Subject to adjustment as provided in Section 13.5, the maximum number of shares of Non-Voting Stock that may be delivered to participants and their permitted transferees under the Plan shall be 750,000 shares.

    5.2       Share Counting. To the extent any shares of Non-Voting Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Non-Voting Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Non-Voting Stock available for delivery under this Plan. In the event that shares of Non-Voting Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, if the SAR is payable in shares of Non-Voting Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

    5.3       Limitations on Awards.  Subject to adjustment as provided in Section 13.5, the following additional limitations are imposed under the Plan:

        (a) The maximum number of shares of Non-Voting Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 25,000 shares.

        (b) The maximum number of shares of Non-Voting Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 100,000.

        (c) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Non-Voting Stock) scheduled to be paid out to any one participant in any fiscal year shall be $900,000.

    5.4       Type of Non-Voting Stock.   Non-Voting Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.         Stock Options.   A stock option is a right to purchase shares of Non-Voting Stock from PHI. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

    6.1       Price.   The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 13.10) of a share of Non-Voting Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. In the event that an option grant is approved by the Committee, but is to take effect on a later date, such as when employment or service commences, such later date shall be the date of grant.

    6.2       Number.   The number of shares of Non-Voting Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

    6.3       Duration and Time for Exercise.   The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.

    6.4       Repurchase.   Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Non-Voting Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

    6.5       Manner of Exercise.   A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Non-Voting Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Non-Voting Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Non-Voting Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Non-Voting Stock subject to the option; or (f) in such other manner as may be authorized from time to time by the Committee.

    6.6       Repricing.   Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Non-Voting Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment, or Non-Voting Stock.

    6.7       Incentive Stock Options.   Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

        (a)       Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

        (b)       All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

        (c)       No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

        (d)       The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Non-Voting Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of PHI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7.       Stock Appreciation Rights.

    7.1       Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Non-Voting Stock, cash, or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 7.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions of the Plan and the applicable Incentive Agreement.

    7.2       Number.   Each SAR granted to any participant shall relate to such number of shares of Non-Voting Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

    7.3       Duration and Time for Exercise.   The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.

    7.4       Exercise.   A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for, or other evidence of ownership of, the shares of Non-Voting Stock to which the holder is entitled pursuant to Section 7.5 or cash or both, as provided in the Incentive Agreement.

    7.5       Payment.

        (a)       The number of shares of Non-Voting Stock which shall be issuable upon the exercise of a SAR payable in Non-Voting Stock shall be determined by dividing:

            (i)      he number of shares of Non-Voting Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value (as defined in Section 13.10) of a share of Non-Voting Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Non-Voting Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

            (ii)       the Fair Market Value of a share of Non-Voting Stock on the Exercise Date.

(b)       No fractional shares of Non-Voting Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

(c)       If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Non-Voting Stock that would be issuable under this Section 7.5, if the exercise had been for Non-Voting Stock.

8.       Restricted Stock.

    8.1       Grant of Restricted Stock.   The Committee may award shares of restricted stock to such eligible participants as determined pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

    8.2       The Restricted Period.   At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period.

    8.3       Escrow.   The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of non-voting common stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the PHI, Inc. Long-Term Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and PHI, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of PHI, Inc.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

    8.4       Dividends on Restricted Stock.   Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

    8.5       Forfeiture.   In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

    8.6       Expiration of Restricted Period.   Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

    8.7       Rights as a Stockholder.   Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a holder of Non-Voting Stock with respect to such shares during the Restricted Period.

9.         Restricted Stock Units.

    9.1       Grant of Restricted Stock Units.   A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Non-Voting Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of RSUs is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

    9.2       Vesting Period.   At the time an award of RSUs is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of RSUs may have a different Vesting Period.

    9.3       Dividend Equivalent Accounts.   Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Non-Voting Stock underlying each RSU. The participant shall have rights to the amounts or other property credited to such account, subject to any restrictions contained in this Plan and the applicable Incentive Agreement.

    9.4       Rights as a Stockholder.   Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Non-Voting Stock are issued to the participant.

10.         Other Stock-Based Awards.

    10.1       Grant of Other Stock-Based Awards.   Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, SARs, restricted stock, or RSUs described in Sections 6 through 9 hereof) paid out in shares of Non-Voting Stock or the value of which is based in whole or in part on the value of shares of Non-Voting Stock. Other Stock-Based Awards may be awards of shares of Non-Voting Stock, awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Non-Voting Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Non-Voting Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Non-Voting Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

    10.2       Limitations.   An acceleration of the expiration of an applicable vesting period shall occur (i) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

11.         Performance Goals for Section 162(m) Awards.   To the extent that shares of restricted stock, RSUs, or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, PHI, a division, segment, department, business unit, or a subsidiary: earnings per share; earnings or earnings before interest, taxes, depreciation, and amortization (“EBITDA”); EBITDA divided by revenues; earnings before interest, taxes, depreciation, and amortization and rentals (“EBITDAR”); EBITDAR divided by revenues; an economic value-added measure; stock price; shareholder return; return on shareholder equity; return on assets; return on capital employed; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; safety performance; achievement of business or operational goals such as market share, customer growth, customer satisfaction, new product or services revenue, or business development; or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, or geographic business expansion goals, objectively-identified project milestones, cost targets, and goals relating to acquisitions or divestitures. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12.        Change of Control.

    12.1       Definitions.   As used in this Section 12, the following words or terms shall have the meanings indicated:

            (a)       Approval Date shall mean the date of the Board’s approval of this Plan.

            (b)       Beneficial Owner (and variants thereof), with respect to a security shall mean a Person who, directly or indirectly (through any contract, understanding, relationship, or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

(c)      Business Combination shall mean the consummation of a reorganization, merger, or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of PHI.

(d)       Change of Control Value shall equal the amount determined by whichever of the following items is applicable:

    (i)       the per share price to be paid to holders of Non-Voting Stock in any such merger, consolidation, or other reorganization;

    (ii)       the price per share offered to holders of Non-Voting Stock in any tender offer or exchange offer whereby a Change of Control takes place;

    (iii)       in all other events, the Fair Market Value per share of Non-Voting Stock into which such options or SARs being converted are exercisable or right to receive Non-Voting Stock is to be settled, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

    (iv)       in the event that the consideration offered to holders of Non-Voting Stock in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

(e)       Incumbent Board shall mean the individuals who, as of the Approval Date, constitute the Board.

(f)       Person shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that Person shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(g)       Post-Transaction Corporation.

    (i)       Unless a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean PHI after the Change of Control.

    (ii)       If a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the corporation resulting from such Business Combination, including a corporation which as a result of such transaction owns PHI or all or substantially all of PHI’s assets either directly or through one or more subsidiaries.

12.2       Change of Control Defined. Unless otherwise provided in an Incentive Agreement, Change of Control shall mean:

(a)       the acquisition by any Person of Beneficial Ownership of more than 50 percent of the outstanding shares of PHI voting common stock, $0.10 par value per share (the “Voting Stock”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

    (i)       any acquisition of Voting Stock directly from PHI,

    (ii)       any acquisition of Voting Stock by PHI,

    (iii)       any acquisition of Voting Stock by any employee benefit plan, including without limitation an employee stock ownership plan (or related trust) sponsored or maintained by PHI or any corporation controlled by PHI, or

    (iv)       any acquisition of Voting Stock by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under Section 12.2(b); or

(b)       a Business Combination, in each case, unless, following such Business Combination, all or substantially all of the Persons who were the Beneficial Owners of PHI’s outstanding common stock (“Common Stock,” including but not limited to Non-Voting Stock and Voting Stock) and PHI’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect

Beneficial Ownership, respectively, of more than 50 percent of the then-outstanding shares of Common Stock, and more than 50 percent of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation; or

(c)       approval by the shareholders of PHI of a plan of complete liquidation or dissolution of PHI.

    12.3       Effect of a Change of Control.

        (a)       Unless otherwise provided in the applicable Incentive Agreement, immediately prior to the consummation of any Change of Control, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by PHI without the necessity of action by any Person.

        (b)       As used in this Section 12.3, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) to exercise any option or SAR fully, and (ii) to deal with the shares purchased or acquired under any Incentive so that all such shares may be treated in the same manner in connection with the Change of Control as the shares of Non-Voting Stock of other shareholders.

    12.4       Committee Discretion to Set Terms of Exercise or Exchange. No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (b) or (c) of Section 12.2 and no later than 30 days after a Change of Control of the type described in subsection (a) of Section 12.2, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

        (a)       accelerate the vesting of any Incentives which did not automatically accelerate under the terms of this Plan and/or the applicable Incentive Agreement;

        (b)       require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate,

        (c)       make such equitable adjustments to Incentives then-outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

        (d)       provide for mandatory conversion of some or all of the outstanding options, SARs, or rights to received Non-Voting Stock granted under the Plan held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options, SARs and rights shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, or right, as defined and calculated above, over the exercise price(s) of such options, SARs, or rights, if any, or, in lieu of such cash payment, the issuance of Non-Voting Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

        (e)       provide that thereafter, upon any exercise of an option or SAR or the settlement of any other right to receive Non-Voting Stock, the participant shall be entitled to purchase under such option or SAR, or receive in settlement of such right, in lieu of the number of shares of Non-Voting Stock then covered by such option, SAR, or right, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation, or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Non-Voting Stock then covered by such options, SARs, and rights.

13.        General.

    13.1       Duration.   No Incentives may be granted under the Plan after May 4, 2022; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Non-Voting Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Non-Voting Stock in connection with their issuance under the Plan have lapsed.

    13.2       Transferability.   No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

    13.3       Effect of Termination of Employment or Death.   In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

    13.4       Additional Conditions.   Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Non-Voting Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Non-Voting Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Non-Voting Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Non-Voting Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Non-Voting Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Non-Voting Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

    13.5       Adjustment.   In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Non-Voting Stock, the number of shares of Non-Voting Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Non-Voting Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Non-Voting Stock. In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

    13.6       Withholding.

        (a)       The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, with the prior approval of the Committee, subject to Section 13.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Non-Voting Stock or to have the Company withhold shares of Non-Voting Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Non-Voting Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

        (b)       Each Election must be made prior to the Tax Date. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

    13.7       No Continued Employment.   No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

    13.8       Deferral Permitted.   Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.

    13.9       Amendments to or Termination of the Plan.   The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

        (a)       amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders;

        (b)       materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12; or

        (c)       materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Non-Voting Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Non-Voting Stock may be offered through the Plan.

    13.10       Definition of Fair Market Value.   Whenever “Fair Market Value” of Non-Voting Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Non-Voting Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Non-Voting Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Non-Voting Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Non-Voting Stock is not regularly quoted, the fair market value of a share of Non-Voting Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Non-Voting Stock subject to the stock option is actually sold in the market to pay the option exercise price.